Exhibit 99.1

Miromatrix Reports First Quarter 2023 Results and Provides Corporate Update

EDEN PRAIRIE, MN, May 11, 2023 - Miromatrix Medical Inc. (NASDAQ: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients' lives, today reported first quarter 2023 financial results and provided a corporate update.

"Miromatrix remains focused on gaining FDA clearance to initiate a Phase 1 clinical trial for miroliverELAPtm in order to treat patients suffering from acute liver failure," said Jeff Ross, Ph.D., Miromatrix CEO. "We remain on pace to submit a response to the FDA’s clinical hold letter in the second half of 2023 relating to our miroliverELAP IND application; a key step towards becoming the first company to treat patients with bioengineered organs."

Business Highlights and Corporate Update

●	Confirmed plans to submit a response to the Food and Drug Administration’s ("FDA") clinical hold letter pertaining to miroliverELAP in the second half of 2023
●	Announced partnership with CareDx, Inc. to develop novel testing solutions to non-invasively assess organ rejection for Miromatrix’s pipeline of fully transplantable bioengineered organs
●	Dr. Ross was selected to moderate a panel at The Cell & Gene Meeting on the Med in Barcelona, Spain titled "The Pioneer Tax: Challenges and Opportunities of Being at the Forefront of Innovation"
●	Upcoming presentations at the American Transplant Congress pertaining to mirokidneytm and miroliverELAP
●	Ended the first quarter of 2023 with $25.6 million of unrestricted cash and investments that we believe will enable us to fund our operations through the second quarter of 2024

First Quarter 2023 Financial Results

Unrestricted cash and investments totaled $25.6 million as of March 31, 2023, compared to $25.2 million as of December 31, 2022.

Operating loss for the first quarter of 2023 was $8.1 million, compared to $7.2 million in the first quarter of 2022. The increase in operating loss for comparable periods was primarily attributable to increased research and development costs and general and administrative costs; notably, cost increases relating to payroll and the write-off of previously capitalized deferred offering costs.

Net loss for the first quarter of 2023 was $7.5 million, or $0.33 per share, compared to $7.2 million, or $0.35 per share in the first quarter of 2022. The increase in net loss for comparable periods was primarily attributable to the same cost increases described within operating loss above, offset by a one-time employee retention credit totalling $0.5 million that was recorded as income in the first quarter of 2023.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Thursday, May 11, 2023, at 4:30 PM ET.

To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international) and provide conference ID 13738056. The live webcast will be available on the Events & Presentations page of the Investors section of Miromatrix's website.

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients' lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company's initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward looking statements, including statements regarding the potential timing of the filing of the IND application for our MiroliverELAP product and the initiation of the related clinical trial. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "outlook," "guidance," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential," "continue," "remain,” or "on pace" or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions and are based largely on our current business plans, expectations, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company; our expectations with respect to the regulatory pathway of our product candidates, our ability to obtain regulatory approvals for such product candidates, and the anticipated effect of delays in obtaining any such regulatory approvals; our expectations with respect to preclinical and clinical trial plans for our product candidates, the results of such activities and the safety and efficacy of our product candidates; our ability to commercialize our product candidates; our ability to compete successfully with larger competitors in our highly competitive industry; our ability to achieve and maintain adequate levels of coverage or reimbursement for any future products we may seek to commercialize; our expectations regarding our manufacturing capabilities; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide, including the outbreak of the novel strain of coronavirus, COVID-19; product liability claims; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our ability to attract and retain senior management and key scientific personnel; and other important factors that could cause actual results, performance or achievements to differ materially from those expected or projected. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's Form 10-K filed with the U.S. Securities and Exchange Commission and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

press@miromatrix.com

MIROMATRIX MEDICAL INC.

Condensed Balance Sheets

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,619,898	$5,208,005
Restricted cash	800,100	800,100
Short-term investments	11,984,842	19,989,489
Employee retention credit receivable	527,143	—
Receivable from Reprise Biomedical, Inc.	7,981	930,355
Interest receivable	61,253	107,861
Prepaid expenses and other current assets	346,840	274,952
Total current assets	27,348,057	27,310,762
Deferred offering costs	—	232,899
Right of use asset	1,622,706	1,673,575
Property and equipment, net	5,271,306	5,545,694
Total assets	$34,242,069	$34,762,930

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of deferred royalties	$616,733	$979,167
Accounts payable	1,172,342	1,584,929
Current portion of financing lease obligations	33,413	44,157
Current portion of lease liability	397,566	389,649
Accrued expenses	1,105,058	1,948,376
Total current liabilities	3,325,112	4,946,278
Deferred royalties, net	—	491,733
Long-term debt	385,997	385,997
Financing lease obligations, net	7,860	11,689
Lease liability, net	2,616,963	2,720,781
Accrued interest	106,118	99,048
Total liabilities	6,442,050	8,655,526
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.00001; 190,000,000 shares authorized; 27,239,938 issued and outstanding as of March 31, 2023 and 20,944,109 issued and outstanding as of December 31, 2022	272	209
Additional paid-in capital	139,291,810	130,119,106
Accumulated deficit	(111,492,063)	(104,011,911)
Total shareholders’ equity	27,800,019	26,107,404
Total liabilities and shareholders’ equity	$34,242,069	$34,762,930

MIROMATRIX MEDICAL INC.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2023	2022

Licensing revenue	$7,981	$6,768
Cost of goods sold	125,000	125,000
Gross loss	(117,019)	(118,232)
Operating expenses:
Research and development	4,392,118	4,006,666
Regulatory and clinical	406,315	355,238
Quality	583,342	440,935
General and administration	2,600,235	2,272,557
Total operating expenses	7,982,010	7,075,396
Operating loss	(8,099,029)	(7,193,628)
Other income (expense)
Interest income	101,977	770
Interest expense	(10,243)	(10,891)
Employee retention credit	527,143	—
Total other income (expense)	618,877	(10,121)
Net loss	$(7,480,152)	$(7,203,749)
Net loss per share, basic and diluted	$(0.33)	$(0.35)
Weighted average shares used in computing net loss per share, basic and diluted	22,508,244	20,478,164